UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 27, 2007

YTB International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-18412	20-2181181
(Commission File Number)	(IRS Employer Identification No.)

1901 East Edwardsville Road
Wood River, Illinois	62095
(Address of Principal Executive Offices)	(Zip Code)

(618) 655-9477

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

(a) On July 27, 2007, YTB International, Inc. (“YTB” or the “Company”) exercised its option (the “Building One Purchase Option”) under that certain Commercial Lease Agreement (the “Building One Lease”), dated December 22, 2004, by and between Meridian Land Company, Inc. (“Meridian”), as lessor, and YTB, as lessee, covering the approximately 13,000 square feet premises located at One Country Club View, Edwardsville, Illinois 62025 (the “Building One Leased Premises”) in order to purchase the real property on which the Building One Leased Premises are located (the “Building One Property”). As a result of its exercise of the Building One Purchase Option, YTB has entered into a contract with Meridian (the “Building One Purchase Contract”) to purchase the Building One Property.

Consistent with the terms of the Building One Purchase Option, under the Building One Purchase Contract, the purchase price for the Building One Property has been set at $1,850,000, of which $480,500 was paid by YTB in cash as of the signing of the Building One Purchase Contract and the remaining $1,369,500 of which constitutes obligations of Meridian to be paid and/or assumed by YTB at the closing, consisting of (i) $1,305,525.54 principal amount of aggregate indebtedness owed by Meridian to a local bank to be assumed by YTB or to be repaid by YTB via proceeds from a new financing, (ii) $57,790.64 of accrued property taxes owed by Meridian for the Building One Property for 2006 and for a pro-rata portion of 2007, and (iii) $6,183.82 of assorted closing costs of Meridian. The indebtedness to the local bank that may be assumed by YTB at the closing is secured by a mortgage on the Building One Property. Closing under the Building One Purchase Contract is to occur on or before September 1, 2007.

At the time of its exercise of the Building One Purchase Option, YTB had been leasing the Building One Leased Premises from Meridian for a five year term under the Building One Lease, which was to expire on June 30, 2010. The Building One Lease will be terminated upon the closing of YTB’s acquisition of the Building One Property.

Meridian is controlled by Timothy Kaiser, M.D. and Clay Winfield, each of whom is a member of the Company’s Board of Directors. As with the original Building One Lease transaction, the exercise of the Building One Purchase Option and the entry into the Building One Purchase Contract were each approved by the independent members of the Company’s Board of Directors. The Company believes that the terms for the acquisition of the Building One Property are commercially available terms and are as favorable to the Company as terms that would be obtainable from an unaffiliated party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YTB INTERNATIONAL, INC.

Date: August 1, 2007	By:	/s/ John Clagg
Name: John Clagg
Title: Chief Financial Officer and Treasurer